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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Renaissance Worldwide, Inc. of our report dated February 12, 1998, except as to the "Stock Split and Authorized Shares" section of Note 10 which is as of March 24, 1998 and as to the poolings of interests of Neoglyphics Media Corporation and Triad Data, Inc. which are as of April 27, 1998 which appears on page 14 of Form 8-K of Renaissance Worldwide, Inc. dated November 5, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 5, 1998